UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): February 14 (February 8, 2018)

ALTA MESA HOLDINGS, LP

(Exact name of registrant as specified in its charter)

Texas	333-173751	20-3565150
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15021 Katy Freeway, Suite 400

Houston, Texas, 77094

(Address of principal executive offices)

(281) 530-0991

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

Contribution Agreement

As previously reported, on August 16, 2017, Alta Mesa Holdings, LP, a Texas limited partnership (“Alta Mesa”), entered into a Contribution Agreement (the “AM Contribution Agreement”) with Alta Mesa Resources, Inc. (formerly Silver Run Acquisition Corporation II, a Delaware corporation (“AMR”)), High Mesa Holdings, LP, a Delaware limited partnership (the “AM Contributor”), High Mesa Holdings GP, LLC, a Texas limited liability company and the sole general partner of the AM Contributor, Alta Mesa Holdings GP, LLC, a Texas limited liability company and the sole general partner of Alta Mesa (“Alta Mesa GP”), and, solely for certain provisions therein, the equity owners of the AM Contributor. Simultaneous with the execution of the AM Contribution Agreement, AMR entered into (i) a Contribution Agreement (the “KFM Contribution Agreement”) with KFM Holdco, LLC, a Delaware limited liability company (the “KFM Contributor”), Kingfisher Midstream, LLC, a Delaware limited liability company (“Kingfisher”), and, solely for certain provisions therein, the equity owners of the KFM Contributor; and (ii) a Contribution Agreement (the “Riverstone Contribution Agreement” and, together with the AM Contribution Agreement and the KFM Contribution Agreement, the “Contribution Agreements”) with Riverstone VI Alta Mesa Holdings, L.P., a Delaware limited partnership (the “Riverstone Contributor”).

On February 9, 2018, the parties consummated the transactions contemplated by the Contribution Agreements and SRII Opco, LP, a Delaware limited partnership (“SRII Opco”) acquired (a) (i) all of the limited partner interests in Alta Mesa and (ii) 100% of the economic interests and 90% of the voting interests in Alta Mesa GP (with (i) and (ii) collectively, the “AM Contribution”) and (b) 100% of the economic interests in Kingfisher (the “Kingfisher Contribution”). The acquisition of Alta Mesa and Kingfisher pursuant to the Contribution Agreements is referred to herein as the “business combination” and the transactions contemplated by the Contribution Agreements are referred to herein as the “Transactions.”

SRII Opco GP, LLC, a Delaware limited liability company (“SRII Opco GP”), the sole general partner of SRII Opco, is a wholly owned subsidiary of AMR. The limited partners of SRII Opco are the AM Contributor, the KFM Contributor and the Riverstone Contributor (collectively, the “Contributors”) and AMR. As a result of the Transactions, AMR has obtained control over the management of Alta Mesa GP and, consequently, Alta Mesa. AMR is a publicly traded corporation that is not under the control of any person. Prior to the closing of the Transactions, Alta Mesa GP, and consequently, Alta Mesa, was controlled by High Mesa Inc. and indirectly by Michael E. Ellis.

Harlan H. Chappelle, our Chief Executive Officer and a director, Michael Ellis, our Chief Operating Officer and a director and certain affiliates of Bayou City Energy Management, LLC, a Delaware limited liability company (“Bayou City”), and HPS Investment Partners, LLC, a Delaware limited liability company (“Highbridge”), continue to own an aggregate 10% voting interest in Alta Mesa GP following the closing. These existing owners were a party to a voting agreement with the Alta Mesa Contributor and Alta Mesa GP, pursuant to which they agreed to vote their interests in Alta Mesa GP as directed by the Alta Mesa Contributor. In connection with the closing of the Transactions, the parties amended and restated the voting agreement to include SRII Opco as a party and the existing owners agreed to vote their interests in Alta Mesa GP as directed by SRII Opco and appoint SRII Opco as their respective proxy and attorney-in-fact with respect to any voting matters related to their respective interests in Alta Mesa GP. The amended and restated voting agreement will continue in force until SRII Opco elects to terminate the agreement or, with respect to each existing owner individually, such existing owner no longer owns a voting interest in Alta Mesa GP. The closing of the business combination is not expected to constitute a change of control under the indenture governing Alta Mesa’s 7.875% senior unsecured notes due December 15, 2024 (the “2024 Notes”)

Consideration

Pursuant to the AM Contribution Agreement, at the closing of the Transactions (the “Closing”), the AM Contributor received 138,402,398 common units representing limited partner interests (the “Common Units”) in SRII Opco. The AM Contributor also acquired from AMR a number of newly issued shares of non-economic capital stock of AMR, designated as Class C common stock, par value $0.0001 per share (the “Class C Common Stock”), corresponding to the number of Common Units received by the AM Contributor at the Closing.

In addition to the above, for a period of seven years following the Closing, the AM Contributor will be entitled to receive an aggregate of up to $800 million in earn-out consideration to be paid in the form of Common Units (and acquire a corresponding number of shares of Class C Common Stock) as specified below if the 20-day volume-weighted average price (“20-Day VWAP”) of the Class A Common Stock equals or exceeds the following prices (each such payment, an “Earn-Out Payment”):

20-Day VWAP	Earn-Out Consideration
$14.00	10,714,285 Common Units
$16.00	9,375,000 Common Units
$18.00	13,888,889 Common Units
$20.00	12,500,000 Common Units

The AM Contributor will not be entitled to receive a particular Earn-Out Payment on more than one occasion and, if, on a particular date, the 20-Day VWAP entitles the AM Contributor to more than one Earn-Out Payment (each of which has not been previously paid), the AM Contributor will be entitled to receive each such Earn-Out Payment. The AM Contributor will be entitled to the earn-out consideration described above in connection with certain liquidity events of AMR, including a merger or sale of all or substantially all of AMR’s assets, if the consideration paid to holders of Class A Common Stock in connection with such liquidity event is greater than any of the above-specified 20-Day VWAP hurdles.

AMR also contributed $400 million in cash to Alta Mesa at the Closing. AMR’s source for these funds was from the sale of its securities to investors in a public offering and in private placements.

Exchange or Redemption of Common Units

Beginning 180 days after the Closing, the AM Contributor will have the right to exchange its Common Units for shares of AMR Class A Common Stock or cash (at AMR’s election). Upon any redemption of Common Units by the AM Contributor, a corresponding number of shares of Class C Common Stock owned by the AM Contributor will be cancelled.

Issuance of Preferred Stock

Pursuant to the Contribution Agreements, upon the Closing, AMR issued to each of Bayou City, Highbridge and AM Equity Holdings, LP, a Texas limited partnership (“Management”), one newly issued share of its Series A preferred stock, par value $0.0001 per share (the “Series A Preferred Stock”). In addition, AMR issued to the Riverstone Contributor one share of its Series B preferred stock, par value $0.0001 per share (the “Series B Preferred Stock” and, together with the Series A Preferred Stock, “Preferred Stock”). The shares of Preferred Stock will entitle Bayou City, Highbridge, Management and the Riverstone Contributor to nominate and elect directors to AMR’s Board of Directors (the “Board”) for a period of up to five years following the Closing based on their and their affiliates’ beneficial ownership of AMR Class A Common Stock as follows:

Holder / Beneficial Ownership and Other Requirements	Designation Right
Bayou City and its affiliates
• at least 10%	one director who must be independent for purposes of the listing rules of The NASDAQ Capital Markets (“NASDAQ”) (unless the director to be nominated is William W. McMullen who need not be independent)

Highbridge and its affiliates
• at least 10%	one director who must be independent for purposes of the listing rules of NASDAQ

Management and its affiliates
• at least 10%	two directors who need not be independent for purposes of the listing rules of NASDAQ
• less than 10% but at least 5% and either Hal Chappelle or Michael Ellis is a member of AMR’s management	one director who need not be independent for purposes of the listing rules of NASDAQ

Riverstone Contributor and its affiliates
• at least 15%	three directors (one of whom will be the Chairman)
• less than 15% but at least 10%	two directors (one of whom will be the Chairman)
• less than 10% but at least 5%	one director (who may be the Chairman if such person is Jim Hackett)

Management Services Agreement-High Mesa

In connection with the Closing, Alta Mesa entered into a management services agreement (the “High Mesa Agreement”) with High Mesa Inc. (“High Mesa”) with respect to the non-STACK assets of Alta Mesa that were distributed to High Mesa’s subsidiary in connection with the business combination. Under the High Mesa Agreement, during the 180-day period following the Closing (the “Initial Term”), Alta Mesa will provide certain administrative, management and operational services necessary to manage the business of High Mesa and its subsidiaries (the “Services”), in each case, subject to and in accordance with an approved budget. Thereafter, the High Mesa Agreement shall automatically renew for additional consecutive 180-day periods (each a “Renewal Term”), unless terminated by either party upon at least 90-days written notice to the other party prior to the end of the Initial Term or any Renewal Term. For a period of 60 days following the expiration of the term, Alta Mesa is obligated to assist High Mesa with the transition of the Services from Alta Mesa to a successor service provider. As compensation for the Services, including during any transition to a successor service provider, High Mesa will pay Alta Mesa each month (i) a management fee of $10,000, (ii) an amount equal to our costs and expenses incurred in connection with providing the Services as provided for in the approved budget and (iii) an amount equal to our costs and expenses incurred in connection with any emergency.

Alta Mesa is obligated to provide the Services in accordance with reasonable and prudent practices, as relevant to the Services, of the oil and gas industry, and in material compliance with all applicable laws; provided that Alta Mesa will only be liable under the High Mesa Agreement for its own gross negligence, willful misconduct and/or fraud. Alta Mesa is only obligated to provide the Services under the High Mesa Agreement to the extent that High Mesa has provided the funds necessary to undertake such Services.

Under the High Mesa Agreement, High Mesa will have customary audit rights that will survive the termination or expiration of the High Mesa Agreement. High Mesa and Alta Mesa will each have the right to terminate the High Mesa Agreement prior to the expiration of the term (i) in the event of a sale or change of control of the other party, (ii) following an event related to bankruptcy of either party or (iii) following the other party’s material breach. In addition, High Mesa will have the right to terminate the High Mesa Agreement prior to the expiration of the term upon a sale or change of control of High Mesa.

Management Services Agreement-Kingfisher

In connection with the Closing, Alta Mesa entered into a management services agreement (the “Kingfisher Agreement”) with Kingfisher. Under the Kingfisher Agreement, Alta Mesa will provide certain administrative, management and operational services necessary to manage the business of Kingfisher and its subsidiaries (the “Services”). As compensation for the Services, Kingfisher will pay Alta Mesa each month (i) a management fee of $10,000 and (ii) an amount equal to our costs and expenses incurred in connection with providing the Services.

Alta Mesa is obligated to provide the Services in accordance with reasonable and prudent practices, as relevant to the Services, of the oil and gas industry, and in material compliance with all applicable laws; provided that Alta Mesa will only be liable under the Kingfisher Agreement for its own gross negligence, willful misconduct and/or fraud. Under the Kingfisher Agreement, Kingfisher will have customary audit rights that will survive the termination or expiration of the Kingfisher Agreement.

The foregoing descriptions of the High Mesa Agreement and the Kingfisher Agreement are summaries only and are qualified in their entirety by reference to the High Mesa Agreement and the Kingfisher Agreement, copies of which are attached as Exhibits 10.2 and 10.10 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

In connection with the closing of the business combination, we have completed our transition from a diversified asset base composed of a portfolio of conventional assets to an oil and liquids-rich resource play in the eastern portion of the Anadarko Basin in Oklahoma (the “STACK”) with an extensive inventory of drilling opportunities. The STACK is an acronym describing both its location—Sooner Trend Anadarko Basin Canadian and Kingfisher County—and the multiple, stacked productive formations present in the area. The STACK is a prolific hydrocarbon system with high oil and liquids-rich natural gas content, multiple horizontal target horizons, extensive production history and high drilling success rates. As of September 30, 2017, we have assembled a highly contiguous position of approximately 130,000 net acres largely in the up-dip, naturally-fractured oil portion of the STACK in eastern Kingfisher County, Oklahoma. As of September 30, 2017, we have over 4,196 identified gross horizontal drilling locations in the STACK, over 2,075 of which we expect to operate. These drilling locations are in our primary target formations comprised of the Osage, Meramec and Oswego.

Just prior to the closing of the business combination, we completed the disposition of all of our oil and gas assets that were not located in the STACK. On December 30, 2017, we sold our assets located in the Weeks Island field to Texas Petroleum Investment Company for initial net proceeds of $22.6 million. The Weeks Island field, located in Iberia Parish, Louisiana, is a historically-prolific oil field with 55 potential pay zones that are structurally and stratigraphically trapped around a piercement salt dome.

On February 8, 2018, we distributed the remainder of our non-STACK assets to High Mesa Holdings, LP, our parent company as a dividend. At the time of the disposition, management estimated the carrying value of Alta Mesa’s remaining non-STACK assets to be $42.8 million with liabilities of $52.5 million, which liabilities include $44.6 million of asset retirement obligations.

Pro forma financial statements showing the effect of the disposition of the non-STACK assets, including the Weeks Island Assets, are included as Exhibit 99.2 to this Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.

Senior Secured Revolving Credit Facility

On February 9, 2018, Alta Mesa entered into an amended and restated senior secured revolving credit facility with Wells Fargo Bank, National Association, as the administrative agent (the “Alta Mesa Credit Facility”). The Alta Mesa Credit Facility is for an aggregate of $1.0 billion with an initial $350.0 million borrowing base limit. The Alta Mesa Credit Facility does not permit Alta Mesa to borrow funds if at the time of such borrowing it is not in pro forma compliance with its financial covenants. As of February 9, 2018, Alta Mesa has no borrowings under the Alta Mesa Credit Facility and no letters of credit reimbursement obligations.

Principal amounts borrowed are payable on the maturity date. Alta Mesa has a choice of borrowing in Eurodollars or at the base rate, with such borrowings bearing interest, payable quarterly for base rate loans and one month, three month or six month periods for Eurodollar loans. Eurodollar loans bear interest at a rate per annum equal to the rate appearing on the Reuters Reference LIBOR01 page as the London Interbank Offered Rate (“LIBOR”), for deposits in dollars at 11:00 a.m. (London, England time) for one, three, or six months plus an applicable margin ranging from 200 to 300 basis points. Base rate loans bear interest at a rate per annum equal to the greatest of (i) the agent bank’s reference rate, (ii) the federal funds effective rate plus 50 basis points and (iii) the rate for one month Eurodollar loans plus 1%, plus an applicable margin ranging from 100 to 200 basis points. The next scheduled redetermination of Alta Mesa’s borrowing base is on April 1, 2018. Alta Mesa’s borrowing base may be reduced in connection with the next redetermination of its borrowing base. The amounts outstanding under the Alta Mesa Credit Facility are secured by first priority liens on substantially all of Alta Mesa’s and its material operating subsidiaries’ oil and natural gas properties and associated assets and all of the stock of Alta Mesa’s material operating subsidiaries that are guarantors of the Alta Mesa Credit Facility. Additionally, SRII Opco and Alta Mesa GP will pledge their respective limited partner interests in Alta Mesa as security for Alta Mesa’s obligations. If an event of default occurs under the Alta Mesa Credit Facility, the administrative agent will have the right to proceed against the pledged capital stock and take control of substantially all of the assets of Alta Mesa and its material operating subsidiaries that are guarantors.

The Alta Mesa Credit Facility contains restrictive covenants that may limit Alta Mesa’s ability to, among other things, incur additional indebtedness, sell assets, guaranty or make loans to others, make investments, enter into mergers, make certain payments and distributions, enter into or be party to hedge agreements, amend its organizational documents, incur liens and engage in certain other transactions without the prior consent of the lenders. The Alta Mesa Credit Facility permits Alta Mesa to make distributions to any parent entity (i) to pay for reimbursement of third party costs and expenses that are general and administrative expenses incurred in the ordinary course of business by such parent entity or (ii) in order to permit such parent entity to (x) make permitted tax distributions and (y) pay the obligations under the Tax Receivable Agreement (as defined below).

The Alta Mesa Credit Facility also requires Alta Mesa to maintain the following two financial ratios:

•	a current ratio, tested quarterly, commencing with the fiscal quarter ending June 30, 2018, of Alta Mesa’s consolidated current assets to its consolidated current liabilities of not less than 1.0 to 1.0 as of the end of each fiscal quarter; and

•	a leverage ratio, tested quarterly, commencing with the fiscal quarter ending June 30, 2018, of Alta Mesa’s consolidated debt (other than obligations under hedge agreements) as of the end of such fiscal quarter to its consolidated EBITDAX annualized by multiplying EBITDAX for the period of (A) the fiscal quarter ending June 30, 2018 times 4, (B) the two fiscal quarter periods ending September 30, 2018 times 2 and (C) the three fiscal quarter periods ending December 31, 2018 times 4/3rds and (D) for each fiscal quarter on or after March 31, 2019, EBITDAX times 4/4, of not greater than 4.0 to 1.0.

The foregoing description of the Alta Mesa Credit Facility is a summary only and is qualified in its entirety by reference to the Alta Mesa Credit Facility, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

In connection with the closing of the business combination described in Item 1.01 above, on February 9, 2018, Alta Mesa GP and SRII Opco entered into a Seventh Amended and Restated Agreement of Limited Partnership of Alta Mesa (the “Amended Partnership Agreement”). The Amended Partnership Agreement reflects, among other things, that SRII Opco is now the sole limited partner of Alta Mesa.

In addition, on February 9, 2018, the owners of Alta Mesa GP entered into a Sixth Amended and Restated Limited Liability Company Agreement of Alta Mesa GP (the “Amended LLC Agreement”), which was amended to, reflect that SRII Opco, now the holder of all of the Class A Units (as defined therein) is entitled to 100% of the economic rights with respect to Alta Mesa GP, and that SRII Opco is now the holder of 90% of the Class B Units (as defined therein) which are entitled to 100% of the voting rights with respect to Alta Mesa GP.

As described in Item 1.01 above, on February 9, 2018, all of the owners of Alta Mesa GP entered into an amended and restated voting agreement (the “Voting Agreement”) regarding the voting of their interests in Alta Mesa GP.

The foregoing descriptions of the Amended Partnership Agreement, the Amended LLC Agreement and the Voting Agreement are summaries only and are qualified in their entirety by reference to the Amended Partnership Agreement, the Amended LLC Agreement and the Voting Agreement, copies of which are attached as Exhibits 3.1, 3.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.01. Changes in Control of Registrant

See the information under Items 1.01, 3.03 and 5.02.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the business combination, Michael A. McCabe, Homer “Gene” Cole, Mickey Ellis, Don Dimitrievich, William W. McMullen and Mark Stoner resigned from the board of Alta Mesa GP. In connection with the business combination, James T. Hackett was appointed to the board of Alta Mesa GP. Our executive management team remains the same, except that Mr. Hackett is now Executive Chairman of the Board.

Set forth below are the names, ages and positions of each of our directors:

Name	Age	Position
James T. Hackett	63	Executive Chairman of the Board

Harlan H. Chappelle	61	Chief Executive Officer and Director

Michael E. Ellis	61	Chief Operating Officer and Director

Set forth below is the biographical data for our new and director.

James T. Hackett became our executive chairman of the board of directors immediately following the Closing. He has previously served as Chief Executive Officer and director of AMR since March 2017. Mr. Hackett is a partner at Riverstone. Prior to joining Riverstone in 2013, Mr. Hackett served as the Chairman of the Board from 2006 to 2013 and the Chief Executive Officer from 2003 to 2012 of Anadarko Petroleum Corporation. Before joining Anadarko, Mr. Hackett served as President and Chief Operating Officer of Devon Energy Corporation, following its merger with Ocean Energy, where he had served as Chairman, President, and Chief Executive Officer. Mr. Hackett has held senior positions at Seagull, Duke Energy, and Pan Energy. He also held positions in engineering, finance and marketing in the midstream, oil field services, and power sectors of the energy industry. Mr. Hackett serves on the Board of Directors of Enterprise Products Holdings, LLC, Fluor Corporation (NYSE: FLR), National Oilwell Varco, Inc. (NYSE: NOV), Sierra Oil and Gas and Talen Energy Corporation and Crimson Resources. Mr. Hackett is a former Chairman of the Board of the Federal Reserve Bank of Dallas. Mr. Hackett received a Bachelor of Science degree from the University of Illinois in 1975 and an MBA and MTS from Harvard Business School in 1979 and 2016, respectively. Mr. Hackett was selected to serve on the board of directors due to his significant leadership experience and his extensive experience in the energy industry.

The Board approved an annual base salary for Mr. Hackett of $450,000, effective on the Closing Date, and a target annual bonus amount under an annual performance bonus program for 2018 of 95% of his annual base salary.

In connection with the closing of the business combination, Ronald J. Smith was appointed as Vice President and Chief Accounting Officer.

Ronald J. Smith. Mr. Smith has been appointed to service as Alta Mesa’s Vice President and Chief Accounting Officer effective upon the Closing. Mr. Smith has over 35 years of accounting experience, primarily in the energy industry. Mr. Smith served as the Chief Accounting Officer of Alta Mesa from 2015 to the Closing. Mr. Smith has served in numerous senior level management positions including positions with Calpine Corporation and Mariner Energy. Mr. Smith began working for Alta Mesa in 2008 as the Controller. Mr. Smith holds a Bachelor of Science in Accounting from Robert Morris University, an MBA in Finance from the University of Houston and is a Certified Public Accountant.

Mr. Smith has entered into an employment agreement with Alta Mesa. The material terms of the employment agreement are described in this Form 8-K.

There are no arrangements or understandings between any of Messrs. Hackett or Smith and any other persons pursuant to which such individual was appointed as a director or an executive officer of Alta Mesa. There are no family relationships between any of Messrs. Hackett or Smith and any director, executive officer or any person nominated or chosen by Alta Mesa to become a director or executive officer. No information is required to be disclosed with respect to Messrs. Hackett or Smith pursuant to Item 404(a) of Regulation S-K.

Employment agreements

On the Closing Date, Alta Mesa entered into new employment agreements with each of Messrs. Chappelle, Ellis, McCabe, Cole, Murrell and Smith. The employment agreements supersede each executive’s previous employment agreement with Alta Mesa and are for terms of three years (or two years for Mr. Smith).

Mr. Chappelle’s employment agreement entitles him to receive an annual base salary of $830,000 and to participate in an annual performance bonus program with a target bonus award determined by the board of directors of AMR (the “Board”). For 2018, Mr. Chappelle’s target annual bonus amount under this program will be 125% of his annual base salary. Mr. Chappelle is also entitled to receive an annual physical and reimbursement of up to $5,000 per year for tax planning services. If Alta Mesa terminates Mr. Chappelle’s employment without cause or he resigns for good reason, within the meaning of and under his employment agreement, Mr. Chappelle will be entitled to receive (i) a prorated annual bonus for the year of termination, determined based on satisfaction of performance criteria prorated for the partial performance period, (ii) full accelerated vesting of all AMR equity awards that are subject to time-based vesting, accelerated vesting of any AMR equity awards that are subject to performance-based vesting at the target level of performance and full accelerated vesting of any nonqualified deferred compensation account balance or benefit, (iii) a lump-sum payment equal to the sum of $40,000 for outplacement services, two years of his annual base salary and two times the greater of his target annual bonus and the annual bonus paid to him for the prior year and (iv) payment for up to 18 months of his premiums for continued coverage in Alta Mesa’s group health plans and, thereafter, continued participation in Alta Mesa’s group health plans at his cost for up to an additional 18 months. Mr. Chappelle is also entitled to receive the amounts under clauses (i), (iii) and (iv) of the preceding sentence if his employment terminates due to his death or disability, under and within the meaning of his employment agreement. If Mr. Chappelle’s qualifying employment termination occurs during the twenty-one months following a change in control (within the meaning of the employment agreement) or, only in the case of termination without cause or resignation for good reason, during the three months prior to a change in control and is demonstrated to be in connection with the change in control, then in addition to the foregoing payments and benefits, Mr. Chappelle will be entitled to an additional lump-sum payment equal to the sum of one year of his annual base salary and one times the greater of his target annual bonus and the annual bonus paid to him for the prior year. Mr. Chappelle’s right to receive termination payments and benefits, other than a prorated annual bonus for the year of termination, is conditioned upon his executing a general release of claims in our favor. Mr. Chappelle has also agreed to refrain from competing with Alta Mesa or soliciting its customers or employees during and for a period of 12 months following his employment with Alta Mesa.

The employment agreements for Messrs. Ellis, McCabe, Cole, Murrell and Smith entitle them to receive annual base salaries of $520,000, $450,000, $450,000, $360,000, and $270,000, respectively, and to participate in an annual performance bonus program with a target bonus award determined by the Board. For 2018, Mr. Ellis’s, Mr. McCabe’s and Mr. Cole’s target annual bonus amounts under this program will be 95% of their respective annual base salaries, and Mr. Murrell’s and Mr. Smith’s target annual bonus amounts under this program will be 65% of their respective annual base salaries. Each of Messrs. Ellis, McCabe, Cole, Murrell and Smith is also entitled to receive an annual physical and reimbursement of up to $5,000 per year for tax planning services. If Alta Mesa terminates Mr. Ellis’s, Mr. McCabe’s, Mr. Cole’s, Mr. Murrell’s or Mr. Smith’s employment without cause or he resigns for good reason, within the meaning of and under his employment agreement, he will be entitled to receive (i) a prorated annual bonus for the year of termination, determined based on satisfaction of performance criteria prorated for the partial performance period, (ii) full accelerated vesting of all AMR equity awards that are subject to time-based vesting, accelerated vesting of any AMR equity awards that are subject to performance-based vesting at the target level of performance and full accelerated vesting of any nonqualified deferred compensation account balance or benefit, (iii) a lump-sum payment equal to the sum of $24,000 (or $20,000 for Mr. Smith) for outplacement services, 18 months (or 12 months for Mr. Smith) of his annual base salary and 1.5 times (or one times for Mr. Smith) the greater of his target annual bonus and the annual bonus paid to him for the prior year and (iv)

payment for up to 18 months of his premiums for continued coverage in Alta Mesa’s group health plans and, thereafter, for Messrs. Ellis, McCabe, Cole and Murrell, continued participation in Alta Mesa’s group health plans at his cost for up to an additional 6 months. Messrs. Ellis, McCabe, Cole, Murrell and Smith would each also be entitled to receive the amounts under clauses (i), (iii) and (iv) of the preceding sentence if his employment terminates due to death or disability, under and within the meaning of his employment agreement. If Mr. Ellis’s, Mr. McCabe’s, Mr. Cole’s, Mr. Murrell’s or Mr. Smith’s qualifying termination of employment occurs during the fifteen months following a change in control (within the meaning of his employment agreement) or, only in the case of termination without cause or resignation for good reason, during the three months prior to a change in control and is demonstrated to be in connection with the change in control, then in addition to the foregoing payments and benefits, he will be entitled to an additional lump-sum payment equal to the sum of six months of his annual base salary and 0.5 times the greater of his target annual bonus and the annual bonus paid to him for the prior year. Mr. Ellis’s, Mr. McCabe’s, Mr. Cole’s, Mr. Murrell’s and Mr. Smith’s rights to receive termination payments and benefits, other than a prorated annual bonus for the year of termination, are conditioned upon executing a general release of claims in our favor. Each of Messrs. Ellis, McCabe, Cole, Murrell and Smith has also agreed to refrain from competing with Alta Mesa or soliciting its customers or employees during and for a period of 12 months following his employment with Alta Mesa.

The employment agreements for Messrs. Chappelle, Ellis, McCabe, Cole, Murrell and Smith further entitle them, if a termination of employment occurs during the three years (or two years for Mr. Smith) following the Closing Date, to payment for any excise taxes imposed under Section 4999 of the Internal Revenue Code as a result of a change in control (within the meaning of their respective employment agreements) other than the business combination plus an additional amount that puts the executive in the same after-tax position he would have been absent the imposition of excise taxes under Section 4999 of the Internal Revenue Code.

The foregoing descriptions of the employment agreements are summaries only and are qualified in their entirety by reference to the employment agreements, copies of which are attached as Exhibits 10.4 through 10.9 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On February 9, 2018, Alta Mesa issued a press release announcing the closing of the business combination, a copy of which is furnished as Exhibit 99.1 hereto.

The information referenced under Item 7.01 (including Exhibit 99.1) of this Current Report on Form 8-K is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement, report or other document filed by Alta Mesa pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma condensed consolidated combined financial information of Alta Mesa as of and for the nine months ended September 30, 2017 and for the years ended December 31, 2016, 2015 and 2014, included in Exhibit 99.2 is incorporated herein by reference.

(d) Exhibits

Exhibit Number	Title of Document

3.1*	Seventh Amended and Restated Agreement of Limited Partnership of Alta Mesa Holdings, LP, dated as of February 9, 2018.

3.2*	Sixth Amended and Restated Limited Liability Company Agreement of Alta Mesa Holdings GP, LLC, dated as of February 9, 2018.

10.1	Eighth Amended and Restated Credit Agreement dated as of February 9, 2018 among Alta Mesa Holdings, LP, Alta Mesa Resources, Inc., the lenders party hereto from time to time, and Wells Fargo Bank, National Association, as administrative agent for such Lenders (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on February 9, 2018 by Alta Mesa Resources, Inc. (“AMR”)).

10.2	Management Services Agreement dated February 9, 2018 by and between Alta Mesa Holdings, LP and High Mesa Inc. (incorporated by reference to Exhibit 10.9 to AMR’s Current Report on Form 8-K filed with the SEC on February 9, 2018)

10.3	Amended and Restated Voting Agreement, by and among Alta Mesa Holdings GP, LLC, BCE-AMH Holdings, LLC, BCE-MESA Holdings, LLC, Mezzanine Partiers II Delaware Subsidiary, LLC, Offshore Mezzanine Partners Master Fund II, L.P., Institutional Mezzanine Partners II Subsidiary, L.P., AP Mezzanine Partners II, L.P., The Northwestern Mutual Life Insurance Company, The Northwestern Mutual Life Insurance Company For its Group Annuity Separate Account, Northwestern Mutual Capital Strategic Equity Fund III, L.P., Michael E. Ellis, Harlan H. Chappelle and SRII Opco, LP, dated as of February 9, 2018 (incorporated by reference to Exhibit 10.10 to AMR’s Current Report on Form 8-K filed with the SEC on February 9, 2018)

10.4	Employment Agreement, dated as of February 9, 2018, by and between Alta Mesa Services, LP and Harlan H. Chappelle (incorporated by reference to Exhibit 10.13 to AMR’s Current Report on Form 8-K filed with the SEC on February 9, 2018).

10.5	Employment Agreement, dated as of February 9, 2018, by and between Alta Mesa Services, LP and Michael E. Ellis (incorporated by reference to Exhibit 10.14 to AMR’s Current Report on Form 8-K filed with the SEC on February 9, 2018).

10.6	Employment Agreement, dated as of February 9, 2018, by and between Alta Mesa Services, LP and Michael A. McCabe (incorporated by reference to Exhibit 10.15 to AMR’s Current Report on Form 8-K filed with the SEC on February 9, 2018).

10.7	Employment Agreement, dated as of February 9, 2018, by and between Alta Mesa Services, LP and Homer “Gene” Cole (incorporated by reference to Exhibit 10.16 to AMR’s Current Report on Form 8-K filed with the SEC on February 9, 2018).

10.8	Employment Agreement, dated as of February 9, 2018, by and between Alta Mesa Services, LP and David Murrell (incorporated by reference to Exhibit 10.17 to AMR’s Current Report on Form 8-K filed with the SEC on February 9, 2018).

10.9	Employment Agreement, dated as of February 9, 2018, by and between Alta Mesa Services, LP and Ronald J. Smith (incorporated by reference to Exhibit 10.18 to AMR’s Current Report on Form 8-K filed with the SEC on February 9, 2018).

10.10*	Management Services Agreement dated February 9, 2018 by and between Alta Mesa Holdings, LP and Kingfisher Midstream, LLC.

99.1*	Press Release dated February 9, 2018.

99.2*	The unaudited pro forma condensed consolidated combined financial information of Alta Mesa as of and for the nine months ended September 30, 2017 and for the years ended December 31, 2016, 2015 and 2014, reflecting the effect of the disposition of the non-STACK Assets.

Legend Information

Forward-Looking Statements

This communication includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, the benefits of the business combination; the future financial performance of AMR following the business combination; changes in Alta Mesa’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management. These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing Alta Mesa’s views as of any subsequent date, and Alta Mesa does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, Alta Mesa’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include: (i) the ability of the combined company to realize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of the combined company to grow and manage growth profitably following the business combination; (ii) costs related to the business combination; (iii) changes in applicable laws or regulations; and (iv) the possibility that AMR or Alta Mesa may be adversely affected by other economic, business, and/or competitive factors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTA MESA HOLDINGS, LP

February 14, 2018	By	/s/ Michael A. McCabe
.		Michael A. McCabe, Vice President and Chief Financial Officer of Alta Mesa Holdings GP, LLC, general partner of Alta Mesa Holdings, LP